UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: May 13, 2002

New Century Equity Holdings Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-28536 (Commission File Number)	74-2781950 (IRS Employer Identification No.)

10101 Reunion Place, Suite 450, San Antonio, Texas (Address of Principal Executive Offices)	78216 (Zip Code)

Registrant’s telephone number, including area code: (210) 302-0444

Item 4. Changes in Registrant’s Certifying Accountants

     On May 13, 2002, the Audit Committee of the Board of Directors of New Century Equity Holdings Corp. (the “Company”) elected to terminate its relationship with and dismiss Arthur Andersen LLP as its independent public accountants. The Company has not yet engaged a new independent public accounting firm to act as the Company’s auditors to complete the audit for the year ended December 31, 2002.

     Arthur Andersen’s report on the Company’s consolidated financial statements as of December 31, 2001, December 31, 2000 and September 30, 2000 and for the year ended December 31, 2001, for the transition quarter ended December 31, 2000 and for the years ended September 30, 2000 and September 30, 1999, did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

     During the year ended December 31, 2001, the transition quarter ended December 31, 2000 and the years ended September 30, 2000 and September 30, 1999, and through the date hereof, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make reference to the subject matter in connection with its report on the Company’s consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     The Company has provided Arthur Andersen with a copy of the foregoing statements. Attached as Exhibit 16.1 is a copy of Arthur Andersen’s letter, dated May 13, 2002, stating its agreement with such statements.

Item 7. Financial Information, Pro Forma Financial Information and Exhibits

(a)	Financial Information

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits

Exhibit	Description

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated May 13, 2002

99.1	Press Release, dated May 13, 2002

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2002	NEW CENTURY EQUITY HOLDINGS CORP. By: /s/ DAVID P. TUSA —————————————— Name: David P. Tusa Title: Executive Vice President, Chief Financial Officer and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated May 13, 2002

99.1	Press Release, dated May 13, 2002